26th September 2023

CRH PLC

__________________________________________

Amended Deed Poll Indemnity
for the benefit of directors and certain officers performing statutory functions
__________________________________________

THIS DEED POLL INDEMNITY (this “Deed”) dated 26th September 2023, IS MADE BY CRH PLC, with its registered office at 42 Fitzwilliam Square, Dublin 2 (the “Company”).
IN CONSIDERATION of each Beneficiary (as defined below) continuing to serve CRH, CRH agrees and undertakes as follows:
1.DEFINITIONS
1.1In this Deed the following expressions shall, unless the context otherwise requires, have the following meanings:

CRH	Shall be construed to include CRH plc and any of its Subsidiaries.
Affiliate	any corporation or other person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.
Arbitrator	shall have the meaning specified in Clause 7.1.
Beneficiary
person who is or becomes:
(i) a director of CRH plc; or
(ii) any other officer (as such term is defined below) of CRH plc;
provided that this shall not include (A) any person who becomes a director or an officer at a time when CRH plc is a subsidiary of another Company or (B) any person in respect of whom the Board resolves before they become a director or officer of CRH plc that they will not have the benefit of this Deed.

Board	the Board of Directors of CRH plc.
Expenses
all reasonable experts costs, forensic costs, legal fees, barrister costs, court costs and other reasonable expenses paid or incurred by the Beneficiary in good faith in connection with investigating, defending, prosecuting (subject to Clause 4.4), being a witness in, participating in (including on appeal), or preparing for any of the foregoing in any Proceeding relating to any Indemnifiable Event, and any local or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Deed.

Exchange Act	the U.S. Securities Exchange Act of 1934, as amended.
Indemnifiable Event	any event or occurrence that took or takes place either prior to or after the execution of this Deed, related to the fact that the Beneficiary is or was a director or officer of CRH or any of its Subsidiaries, or while a director or officer of CRH is or was serving at the request of CRH or a direct or indirect subsidiary of CRH as a director, officer, secretary, employee, trustee, agent, or fiduciary of another foreign or domestic corporation, partnership, limited liability company, joint venture, employee benefit plan, trust, or other Affiliate, or related to anything done or not done by the Beneficiary in any such capacity, whether or not the basis of the Proceeding is alleged action in an official capacity as a director, officer, secretary, employee, trustee, agent, or fiduciary or in any other capacity while serving as a director, officer, secretary, employee, trustee, agent, or fiduciary.

officer	means (i) an officer within the meaning of the Companies Act 2014 (excluding any statutory auditor, examiner, receiver or liquidator); and (ii) an “executive officer” of CRH plc as such term is defined under Rule 3b-7 promulgated under the Exchange Act.
Proceeding
(i)any threatened, pending, or completed action, suit, litigation, proceeding, arbitration or alternative dispute resolution mechanism (including an action by or in the right of CRH); or

(ii)any inquiry, hearing, tribunal or investigation, whether conducted by CRH or any other party, that the Beneficiary acting in good faith believes on reasonable grounds may to lead to: (A) the institution of any action, suit, litigation, proceeding, arbitration or alternative dispute resolution mechanism (whether civil, criminal, administrative, investigative or other); or (B) adverse consequences or findings in respect of the Beneficiary.

SubCo	CRH Americas, Inc., a Delaware corporation.
SubCo Indemnification Agreement	an indemnification agreement entered into between SubCo and a director, officer or secretary of the Company from time to time.
Subsidiaries	Shall have the same meaning as in the Companies Act 2014.
1.2In this Deed, unless otherwise specified:
(a)references to Clauses are to clauses of this Deed;
(b)a reference to any statute or statutory provision or statutory instrument shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified, or re-enacted;
(c)references to a “person” shall be construed so as to include any individual, firm, company, government, state or agency of a state, local or municipal authority or government body or any joint venture, association or partnership (whether or not having separate legal personality);
(d)headings to Clauses are for convenience only and do not affect the interpretation of this Deed; and
(e)general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words.
2.ORIGINAL DEED POLL INDEMNITY
With effect from 25 September 2023, the deed poll indemnity made by CRH dated 4 August 2016 (the “Original Deed Poll Indemnity”) shall be amended and the rights and obligations set out therein relating to future performance under the Original Deed Poll Indemnity shall be governed by and construed in accordance with the amended and restated provisions of the Original Deed Poll Indemnity as set out in this Deed.
3.D&O INSURANCE

3.1CRH shall:
(a)to the extent it has not already done so, put in place and maintain, or cause to be put in place and maintained, an insurance policy or policies providing general and/or directors’ and officers’ liability insurance covering each Beneficiary, in accordance with the terms of such policy or policies, to the maximum extent of the coverage available for any director or officer, as applicable of the Company, provided and to the extent that such insurance is available on a commercially reasonable basis;
(b)not cancel without replacement the policy mentioned in this Clause 3 or otherwise knowingly do anything which would cause such policy not to remain in full force and effect;
(c)pay all premiums required to maintain such policy; and
(d)honour and discharge all of its obligations under such policy for actions and omissions for the duration of its term.
3.2The parties agree that rights of each Beneficiary under this Deed shall be in addition to, and not in limitation of, any other rights such Beneficiaries shall have as a director or officer of CRH may have under any insurance policy or otherwise.
3.3If CRH:
(a)consolidates with or merges into any other corporation and shall not be the continuing or surviving corporation or entity of such consolidation or merger; or
(b)transfers or conveys more than 50% of its properties and assets to any other corporation;
then, and in each such case, to the extent necessary, proper provision shall be made so that its successors and assigns shall assume the obligations set forth in this Clause 3.
3.4CRH agrees that it shall indemnify each Beneficiary against all Expenses incurred by such Beneficiary in connection with any action brought by the Beneficiary:
(a)in respect of any failure by CRH to comply with the terms of this Clause 3; and/or
(b)for recovery under the insurance policy referred to in this Clause 3 but only to the extent that the Beneficiary is determined to be entitled to such insurance recovery.
4.INDEMNITY
4.1In the event any Beneficiary was, is, or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any Proceeding in whole or in part by reason of (or arising in whole or in part out of) an Indemnifiable Event, CRH shall (i) indemnify such Beneficiary from and against any and all Expenses; and (ii) provide such Beneficiary with such reasonable assistance including reasonable access rights to information, documents and records of CRH as is reasonably necessary to enable such Beneficiary to prepare for and/or defend themselves against any such Proceeding and protect their good name (subject to any legally binding obligations of confidentiality undertaken by CRH to any third parties, and provided that CRH shall not be obliged to disclose commercially sensitive information to such Beneficiary if they are no longer a director or officer of CRH).
4.2In addition to the indemnity contained in the Constitution of CRH, CRH shall indemnify each Beneficiary against all Expenses, losses and liabilities incurred by them in the execution and discharge of their duties or in relation thereto including any liability incurred by them in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by them as a director, an officer or employee of the Company and in which judgment is given in their favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on their part) or in which they are acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to them by a court.
4.3If the Beneficiary is entitled under any provision of this Deed to indemnification by CRH for some or a portion of Expenses, losses or liabilities, but not, however, for the total amount thereof, CRH shall nevertheless indemnify the Beneficiary for the portion thereof to which the Beneficiary is entitled, including, but not limited to successfully resolved claims in any Proceeding.
4.4Notwithstanding anything in this Deed to the contrary, a Beneficiary shall not be entitled to indemnification pursuant to this Deed in connection with any Proceeding initiated by a Beneficiary against CRH or any of its Subsidiaries or any director, officer or employee of CRH or any of its Subsidiaries unless (i) CRH has joined in or the Board has consented to the initiation of such Proceeding; or (ii) the Proceeding is one to enforce indemnification rights under this Deed.
4.5To the extent that a Beneficiary has been successful on the merits or otherwise in defence of any Proceeding relating in whole or in part to an Indemnifiable Event or in defence of any issue or matter therein, the Beneficiary shall be indemnified by CRH hereunder against all Expenses incurred in connection therewith.
4.6Each Beneficiary shall be entitled to indemnification of Expenses, and shall receive payment thereof, from CRH in accordance with this Deed as soon as practicable after the Beneficiary has made written demand on CRH for indemnification accompanied by such invoices and/or other evidence of the incurring and the quantum of such Expenses as CRH (acting reasonably) may require the Beneficiary to produce.
4.7No indemnification pursuant to this Deed shall be paid by CRH:
(a)for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by the Beneficiary of securities of the Company within the meaning of Section 16(b) of the Exchange Act, or similar provisions of state statutory law or common law (ii) any reimbursement of the Company by the Beneficiary of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Beneficiary from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by the Beneficiary of securities in violation of Section 306 of the Sarbanes-Oxley Act) or (iii) any reimbursement of the Company by the Beneficiary of any compensation pursuant to any compensation recoupment or claw-back policy adopted by the Company or the compensation committee of the Company, including but not limited to any such policy adopted to comply with stock exchange listing requirements implementing Section 10D of the Exchange Act;
(b)if a court of competent jurisdiction by a final and non-appealable judgment, shall determine that such indemnification is not permitted under applicable law; and
(c)on account of any Proceeding relating to an Indemnifiable Event as to which the Beneficiary has been convicted of a crime under the laws of the jurisdiction where the criminal action had been brought (or, where a jurisdiction does not classify any crime as a felony, a crime for which Indemnitee is sentenced to death or imprisonment for a term exceeding one year).

5.EXCLUSIONS FOR SECTION 235 OF THE COMPANIES ACT 2014 AND OTHER MATTERS
5.1Notwithstanding any other provision of this Deed to the contrary, CRH shall not be obligated under this Deed to make any payment pursuant to this Deed:
(a)which is prohibited by law (including in respect of any liability expressly prohibited from being indemnified pursuant to Section 235 of the Companies Act 2014), PROVIDED THAT (i) where Sections 235(3) and 233 of the Companies Act 2014 apply to the Beneficiary, this Clause shall not restrict any rights that the Beneficiary may have under this Deed and (ii) to the extent any such prohibitions are amended or determined by a court of a competent jurisdiction to be void or inapplicable, or relief to the contrary is granted, then the Beneficiary shall receive the greatest rights then available under law;
(b)to the extent that the Beneficiary is entitled to recover, and does in fact recover, the relevant Expenses (in respect of which indemnity might otherwise be sought by the Beneficiary pursuant to this Deed) pursuant to any provision as to the indemnification of directors or officers contained in the Constitution of CRH and/or (as the case may be) the Constitution of any of CRH’s Subsidiaries; or
(c)to the extent that the Beneficiary is entitled to recover, and does in fact recover, the relevant Expenses (in respect of which indemnity might otherwise be sought by the Beneficiary pursuant to this Deed) pursuant to any of the insurance policies referred to in Clause 3.
5.2Subject to Clause 5.1:
(a)it is the intent of the parties that CRH shall indemnify each Beneficiary from and against any and all Expenses by reason of (or arising in part out of) an Indemnifiable Event to the fullest extent permitted by law;
(b)the rights of each Beneficiary hereunder shall be in addition to any other rights each Beneficiary may have under the Constitution of CRH and/or (as the case may be) CRH’s Subsidiaries (including without limitation the organisational documents of SubCo), applicable law, or otherwise; and
(c)to the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification than would be afforded currently under the Constitution of CRH and/or (as the case may be) the Constitution of any of CRH’s Subsidiaries, (including without limitation the organisational documents of SubCo) applicable law or this Deed, it is the intent of the parties that each Beneficiary enjoy by this Deed the greater benefits so afforded by such change.
5.3For the purposes of this Deed, the meaning of the phrase “to the fullest extent permitted by law” shall include, but not be limited to: (i) to the fullest extent permitted by the provisions of Irish law and/or the Constitution of CRH and/or (as the case may be) the Constitution of any of CRH’s Subsidiaries; and (ii) to the fullest extent authorised or permitted by any amendments to or replacements of Irish law and/or the Constitution of CRH adopted after the date of this Deed that increase the extent to which a company may indemnify its directors or officers.
6.EXHAUSTION OF REMEDIES
6.1The SubCo Indemnification Agreement provides that, prior to making a written demand on SubCo for indemnification pursuant to Section 4 of the SubCo Indemnification Agreement or making a request for the advancement of Expenses pursuant to Section 2(f) of the SubCo Indemnification Agreement, the Beneficiary shall first seek such indemnification or advancement of Expenses, as applicable, from the applicable Additional Enterprise (as defined in the SubCo Indemnification

Agreement) and/or under any applicable insurance policy of the applicable Additional Enterprise.
6.2If such indemnification or advancement of Expenses, as applicable, is not available to the Beneficiary from the applicable Additional Enterprise, the Beneficiary shall seek such indemnification or advancement of Expenses, as applicable, under this Deed and/or under any applicable insurance policy of CRH and, to the extent unavailable thereunder, request that CRH consider in its discretion whether to make such indemnification or advancement of Expenses, as applicable. Upon any such request by a Beneficiary of CRH, CRH shall consider whether to make such indemnification or advancement of Expenses, as applicable, based on the facts and circumstances related to the request. CRH may require, as a condition to making any indemnification or advancing Expenses, as applicable, that the Beneficiary enter into an agreement providing for such indemnification or advance such Expenses, as applicable, to be made subject to substantially the same terms and conditions applicable to an indemnification or the advancement of Expenses, as applicable, by SubCo under the SubCo Indemnification Agreement (including, without limitation, conditioning any advancement of Expenses upon delivery to CRH of an undertaking of the type described in the first sentence of Section 2(f) of the SubCo Indemnification Agreement).
6.3In the event that requests for indemnification or advancement of Expenses, as applicable, made by the Beneficiary pursuant to Section 3(a) and Section 3(b) of the SubCo Indemnification Agreement are refused, or in the event that an agreement to pay indemnification or advancement of such Expenses is not received within thirty (30) days of the latest request of Beneficiary of the applicable insurer or entity and the Beneficiary’s request of the applicable Additional Enterprise or Parent as provided in Section 3(a) and Section 3(b) of the SubCo Indemnification Agreement, Indemnitee may make written demand on SubCo for indemnification or request for the advancement of Expenses pursuant to the SubCo Indemnification Agreement.
7.ARBITRATION
7.1Any dispute or difference of any kind howsoever arising out of or in connection with the rights of a Beneficiary to indemnity under this Deed shall be fully and finally decided by an arbitrator (the “Arbitrator”) agreed by the relevant Beneficiary and CRH or, in default of agreement, appointed by the President for the time being of the Law Society of Ireland (or, if they are unwilling or unable to do so, by the next senior officer of the Law Society who is willing and able to make the appointment); provided always that these provisions shall apply also to the appointment (whether by agreement or otherwise) of any replacement arbitrator where the original arbitrator (or any replacement) has been removed by order of the High Court, or refuses to act, or is incapable of acting or dies.
7.2The costs of any Arbitrator appointed pursuant to Clause 7.1 shall be borne by such person(s) as the Arbitrator shall determine.
8.NOTIFICATION AND DEFENCE OF PROCEEDING
8.1Promptly after receipt by a Beneficiary of notice of the commencement of any Proceeding, the Beneficiary shall, if a claim in respect thereof is to be made against CRH under this Deed, notify CRH and SubCo of the commencement thereof; but the omission so to notify CRH and SubCo will not relieve CRH from any liability that it may have to the Beneficiary, except as provided in Clause 8.3.
8.2With respect to any Proceeding as to which a Beneficiary notifies CRH and SubCo of the commencement thereof, CRH will be entitled to participate in the Proceeding at its own expense and except as otherwise provided below, to the extent CRH so wishes, it may assume the defence thereof with counsel reasonably satisfactory to the Beneficiary. After notice from CRH to a Beneficiary of its election to assume the defence of any Proceeding, CRH shall not be liable to such Beneficiary under this Deed or otherwise for any Expenses subsequently incurred by such Beneficiary in connection with the defence of such Proceeding other than reasonable costs of investigation or as otherwise provided below. Each Beneficiary shall have the right to employ legal counsel in such Proceeding, but all Expenses related thereto incurred after notice from CRH of its assumption of the defence shall be at the Beneficiary’s expense unless: (i) the employment of legal counsel by the Beneficiary has been authorised by CRH, (ii) the Beneficiary has reasonably determined that there may be a conflict of interest between the Beneficiary and CRH in the defence of the Proceeding, or (iii) CRH shall not in fact have employed counsel to assume the defence of such Proceeding, in each of which cases all Expenses of the Beneficiary in connection with such Proceeding shall be borne by CRH. CRH shall not be entitled to assume the defence of any Proceeding brought by or on behalf of CRH or SubCo, or as to which the Beneficiary shall have made the determination provided for in (ii) above (it being specified, for the avoidance of doubt, that CRH may assume defence of any such proceeding described in this sentence with the Beneficiary’s consent, provided that any such consent shall not affect the rights of the Beneficiary under the foregoing provisions of this Clause 8.2).
8.3CRH shall not be liable to indemnify a Beneficiary under this Deed or otherwise for any amounts paid in settlement of any Proceeding effected without CRH’s written consent, such consent not to be unreasonably withheld. CRH shall not settle any Proceeding in any manner that would impose any penalty or limitation on a Beneficiary without the Beneficiary’s written consent. CRH shall not be liable to indemnify a Beneficiary under this Deed with regard to any judicial award if CRH was not given a reasonable and timely opportunity, at its expense, to participate in the defence of such action; CRH’s liability hereunder shall not be excused if assumption of the defence of the Proceeding by CRH was barred by this Deed.
9.MISCELLANEOUS
9.1No supplement, modification, or amendment of this Deed shall be binding unless executed in writing by CRH plc. No waiver of any of the provisions of this Deed shall be binding unless in the form of writing signed by the party against whom enforcement of the waiver is sought, and no such waiver shall operate as a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.
9.2In the event of payment under this Deed, CRH shall be subrogated to the extent of such payment to all of the rights of recovery of a Beneficiary, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable CRH effectively to bring suit to enforce such rights.
9.3CRH shall not be liable under this Deed to make any payment in connection with any claim made by a Beneficiary to the extent the Beneficiary has otherwise received payment (under any insurance policy, the Constitution of CRH and/or (as the case may be) the Constitution of any of CRH’s Subsidiaries (including without limitation the organisational documents of SubCo), the SubCo Indemnification Agreement or otherwise) of the amounts otherwise indemnifiable hereunder.
9.4In the event a Proceeding results in a judgment in a Beneficiary’s favour or otherwise is disposed of in a manner that allows CRH to indemnify that Beneficiary in connection with such Proceeding under the Constitution of CRH as then in effect, CRH will provide such indemnification to the Beneficiary and will reimburse SubCo for any indemnification or advancement of Expenses previously made by SubCo in connection with such Proceeding.
9.5The benefit of this Deed shall be personal to each Beneficiary and may not be assigned by a Beneficiary save with the prior written consent of CRH. The indemnification provided under this Deed shall continue as to each Beneficiary for any action taken or not taken while serving as a director or officer of CRH and which pertains to an Indemnifiable Event, even though they may have ceased to be a director or officer of CRH at the time of any Proceeding or is deceased (in which case this Deed shall enure to the benefit of their estate).

9.6If any provision (or portion thereof) of this Deed shall be held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Deed (including, without limitation, each portion of this Deed containing any provision held to be invalid, void, or otherwise unenforceable that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, void or unenforceable.
9.7This Deed shall be governed by and construed and enforced in accordance with the laws of Ireland.
9.8All notices, demands, and other communications required or permitted hereunder shall be made in writing and shall be deem to have been duly given if delivered by hand, against receipt, or mailed, postage prepaid, certified or registered mail, return receipt requested, and addressed to CRH at:
CRH plc
42 Fitzwilliam Square, Dublin 2
Attn: Company Secretary

And (unless otherwise notified to CRH in writing) to each Beneficiary at the address registered with the Register of Companies in respect of the Beneficiary’s appointment as a director or officer of CRH PLC.
Notice of change of address shall be effective only when given in accordance with this Clause. All notices complying with this Clause shall be deemed to have been received on the date of hand delivery or on the third business day after mailing.

IN WITNESS WHEREOF this Deed has been executed as a Deed Poll for the benefit of each Beneficiary on the date first written above.

GIVEN under the common seal of CRH PLC and DELIVERED as a DEED	/s/ Jim Mintern Duly Authorised Signatory /s/ Neil Colgan Duly Authorised Signatory

[Signature page to Amended Deed Poll Indemnity]